UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

CROSS COUNTRY HEALTHCARE, INC.
(Name of Registrant as Specified In Its Charter)

____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(2)

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(3)

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CROSS COUNTRY HEALTHCARE, INC.
6551 Park of Commerce Boulevard
Boca Raton, Florida 33487

March 29, 2012

Dear Cross Country Healthcare Stockholder:

I invite you to attend our Annual Meeting of Stockholders. The meeting will be held on Tuesday, May 8, 2012 at 11:00 a.m. Eastern Time at the offices of Proskauer Rose LLP at Eleven Times Square, New York, New York 10036-8299.

On the following pages, you will find the Notice of Meeting, which lists the matters to be considered and acted upon at the meeting, and the Proxy Statement. After the formal business session, we will discuss the financial results for 2012 and report on current operations.

Your vote is very important regardless of the number of shares you own. Detailed voting instructions appear on page 1 of the Proxy Statement. The Board of Directors unanimously recommends that you vote “FOR” Proposals I, II and III described in the Proxy Statement.

Sincerely,

Joseph A. Boshart
President and Chief Executive Officer

CROSS COUNTRY HEALTHCARE, INC.
6551 Park of Commerce Boulevard
Boca Raton, Florida 33487

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 8, 2012

To the Holders of Common Stock:

The Annual Meeting of Stockholders of Cross Country Healthcare, Inc. (the “Company”) will be held at the offices of Proskauer Rose LLP at Eleven Times Square, New York, New York 10036-8299 on Tuesday, May 8, 2012, at 11:00 a.m. Eastern Time for the following purposes:

1.

The election of seven directors to the Company’s Board of Directors to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified;

2.

The approval and ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

3.

The non-binding advisory vote to approve compensation of the Company’s named executive officers, as described in this proxy statement;

4.

To transact such other business, if any, as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 8, 2012 are entitled to receive notice of, and to vote at, the Annual Meeting.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Stockholders
to be Held on May 8, 2012.

The Proxy Statement and the Annual Report to stockholders are available online at our website at http://ir.crosscountryhealthcare.com. We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish these proxy materials and our Annual Report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

By Order of the Board of Directors,

Susan E. Ball
General Counsel and Secretary

March 29, 2012

YOUR VOTE IS IMPORTANT. ACCORDINGLY, THE COMPANY URGES YOU TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING. STOCKHOLDERS CAN ALSO RETURN THEIR VOTE BY THE INTERNET OR BY PHONE – PLEASE SEE THE PROXY CARD FOR VOTING INSTRUCTIONS.

CROSS COUNTRY HEALTHCARE, INC.
6551 Park of Commerce Boulevard
Boca Raton, Florida 33487

PROXY STATEMENT

____________________________________

GENERAL INFORMATION

These proxy materials are furnished in connection with the solicitation by the Board of Directors of Cross Country Healthcare, Inc. (“Cross Country,” “the Company,” “our,” “we,” or “us”), a Delaware corporation, of proxies to be voted at our 2012 Annual Meeting of Stockholders (the “Annual Meeting”), or at any adjournment or postponement thereof.

You are invited to attend our Annual Meeting on Tuesday, May 8, 2012, beginning at 11:00 a.m. Eastern Time at the offices of Proskauer Rose LLP at Eleven Times Square, New York, New York 10036-8299.

Electronic Notice and Mailing. Pursuant to the rules promulgated by the Securities and Exchange Commission, or the Commission, we are making our proxy materials available to you on the Internet. Accordingly, we will mail a Notice of Internet Availability of proxy materials (which we refer to as the Notice of Internet Availability) to the beneficial owners of our common stock, par value $.0001 per share, or Common Stock, on or about March 29, 2012. From the date of the mailing of the Notice of Internet Availability until the conclusion of the Annual Meeting, all beneficial owners will have the ability to access all of the proxy materials at www.proxyvote.com. All stockholders will have an opportunity to request a paper or e-mail delivery of these proxy materials.

The Notice of Internet Availability will contain:

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the date, time and location of the Annual Meeting, the matters to be acted upon at the Annual Meeting and the Board of Directors’ recommendation with regard to each matter;

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the Internet address that will enable access to the proxy materials;

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a comprehensive listing of all proxy materials available on the website;

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a toll-free phone number, e-mail address and Internet address for requesting either paper or e-mail delivery of proxy materials;

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the last reasonable date a stockholder can request materials and expect them to be delivered prior to the meeting; and

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instructions on how to access the proxy card.

You may also request a paper or e-mail delivery of the proxy materials on or before the date provided in the Notice of Internet Availability by calling 1-800-579-1639. We will fill your request within three business days. You will also have the option to establish delivery preferences that will be applicable for all your future mailings.

How to Vote. Stockholders of record (that is, stockholders who hold their shares in their own name) can vote any one of four ways:

(1)

By Internet: Go to the website www.proxyvote.com to vote via the Internet. You will need to follow the instructions on your proxy card and the website. If you vote via the Internet, you may incur telephone and Internet access charges.

(2)

By Telephone: Call the toll-free number 1-800-690-6903 to vote by telephone. You will need to follow the instructions on your proxy card and the recorded instructions.

(3)

By Mail: If you prefer, you can contact us to obtain copies of all proxy materials, including proxy cards, by calling 1-800-579-1639, or by mail: Cross Country Healthcare, Inc., Investor Relations Department of the Company, at 6551 Park of Commerce Blvd., Boca Raton, Florida, 33487. If you contact us to request a proxy card, please mark, sign and date the proxy card and return it promptly in the self-addressed, stamped envelope, that we will provide. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

(4)

In Person: You can attend the Annual Meeting, or send a personal representative with an appropriate proxy, to vote by ballot. Record holders and other beneficial owners holding shares in the name of a bank, broker or other holder of record (“street name”) or their proxies may attend the Annual Meeting in person. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies to vote in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not mail a proxy card.

If your shares are held in street name you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and telephone voting also will be offered to stockholders owning shares through most banks and brokers.

Stockholders Entitled to Vote. Persons holding shares of our Common Stock at the close of business on March 8, 2012, the record date for the Annual Meeting, are entitled to receive notice of and to vote their shares at the Annual Meeting. As of that date, there were 31,286,080 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Revocability of Proxies. You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice of revocation to us (to the attention of the Inspectors of Election), timely delivering a valid, later-dated proxy or voting by ballot at the Annual Meeting. Please note that attendance at the Annual Meeting will not by itself revoke a proxy.

Vote at the Annual Meeting. Your mail-in vote, your e-vote or vote by telephone will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in “street name,” as described above, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign and return your proxy card, or vote by internet or telephone but fail to give voting instructions, the shares represented by the proxy will be voted by the Proxy Committee as recommended by the Board of Directors. The Proxy Committee consists of Joseph A. Boshart and Thomas C. Dircks.

Other Matters. Proxy cards, unless otherwise indicated by the stockholder, confer upon the Proxy Committee discretionary authority to vote all shares of stock represented by the proxies on any matter which may be properly presented for action at the Annual Meeting even if not covered herein. If any of the nominees for director named in Proposal I—Election of Directors should be unavailable for election, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors in place of such nominee. The Board of Directors is not aware of any matter for action by the stockholders at the Annual Meeting other than the matters described in the Notice.

Quorum. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding entitled to vote at the Annual Meeting is required to constitute a quorum. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Required Vote; Abstentions and Broker Non-Votes. The affirmative vote of a plurality of the shares represented at the Annual Meeting, in person or by proxy and entitled to vote is required for the election of directors. Votes withheld, abstentions and broker non-votes will not have any effect on the outcome of voting with respect to the election of directors, unless no affirmative votes are received for a nominee. The affirmative vote of holders of a majority of shares represented at the Annual Meeting, in person or by proxy and entitled to vote is required for the ratification of the Audit Committee selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Abstentions have the same effect as a vote against any proposal. Broker non-votes are deemed not entitled to vote and are not counted as votes for or against any proposal.

Proxy Solicitation. We will bear the cost of solicitation, including the preparation, assembly, printing and mailing of the proxy materials. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Stockholder Communications. The Board of Directors has adopted a process by which stockholders may communicate with our directors. Any stockholder wishing to do so may call our toll-free phone number at 800-354-7197 or send an e-mail to governance@crosscountry.com. All such communications will be kept confidential and forwarded directly to the Board of Directors or any individual director or committee of the Board of Directors, as applicable.

Code of Ethics and Business Ethics Policy. We have adopted a code of ethics and a business ethics policy that applies to all of our employees, including executive officers and the Board of Directors. The code of ethics and business ethics policy are available on our website at www.crosscountryhealthcare.com under “Investor Relations” and the code of ethics has been filed with the Commission as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2004 (filed as Exhibit 14.1 on March 16, 2005), and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2011, or 2011 Form 10-K.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 8, 2012, regarding the beneficial ownership of our Common Stock by each person who is known by us to be the beneficial owner of 5% or more of our Common Stock, our Chief Executive Officer, Chief Financial Officer and the three most highly compensated persons (other than the CEO and CFO) who were serving as executive officers at December 31, 2011 (referred to herein as Named Executive Officers, or the NEOs), each of our directors and director nominees, and all directors and executive officers as a group. The percentages in the last column are based on 31,286,080 shares of Common Stock outstanding on March 8, 2012, plus the number of shares of Common Stock deemed to be beneficially owned by such individual or group pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly by the individual or members of the group named in the first column and such individual or group members have sole voting and dispositive power with respect to the shares shown. For purposes of this table, beneficial ownership is determined in accordance with federal securities laws and regulations. Persons shown in the table disclaim beneficial ownership of all securities not held by such persons directly and inclusion in the table of shares not owned directly by such persons does not constitute an admission that such shares are beneficially owned by the director or officer for purposes of Section 16 of the Exchange Act or any other purpose. Shares of Common Stock subject to options or appreciation rights that are currently exercisable or exercisable within 60 days of March 8, 2012 are deemed outstanding for computing the ownership percentage of the stockholder holding such options, but are not deemed outstanding for computing the ownership percentage of any other stockholder.

Name	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Common Stock Owned
Third Avenue Management LLC	3,369,733	(a)(b)	10.8%
Wells Fargo & Company	3,214,538	(a)(c)	10.3%
Royce & Associates, LLC	2,963,307	(a)(d)	9.5%
BlackRock, Inc.	2,522,949	(a)(e)	8.1%
Charterhouse Equity Partners III, L.P.	2,461,432	(a)(f)	7.9%
Dimensional Fund Advisors LP	2,418,111	(a)(g)	7.7%
Vickie Annenberg	150,151	(h)(j)	*
Susan E. Ball	112,267	(h)(j)	*
Joseph A. Boshart	616,781	(h)(i)(j)	2.0%
W. Larry Cash	47,989	(h)(j)	*
Thomas C. Dircks	—	(a)(h)(k)	*
Gale Fitzgerald	26,989	(h)(j)	*
Emil Hensel	361,545	(h)(j)(l)	1.2%
Richard M. Mastaler	7,362	(h)(j)	*
Joseph Trunfio	41,989	(h)(j)	*
Jonathan W. Ward	133,966	(h)(j)	*
All directors and executive officers as a group	1,730,305	(n)	5.4%

_______________

*

Less than 1%

(a)

Addresses are as follows: Third Avenue Management LLC, 622 Third Avenue, 32nd Floor, New York, New York 10017; Wells Fargo & Company, 420 Montgomery Street, San Francisco, CA 94104; Royce & Associates, LLC, 745 Fifth Avenue, New York, NY 10151; BlackRock, Inc., 40 East 52nd Street, New York, New York 10022; Charterhouse Equity Partners III, L.P., 1105 N. Market Street, Suite 1300, Wilmington, DE 19899; and Dimensional Fund Advisors LP and affiliates, Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(b)

The information regarding the beneficial ownership of shares by Third Avenue Management LLC was obtained from its statement on Schedule 13G, filed with the Commission on February 14, 2012. Such statement discloses that Third Avenue Management LLC possesses sole dispositive and voting power over 3,369,733 shares.

(c)

The information regarding the beneficial ownership of shares by Wells Fargo & Company was obtained from its statement on Schedule 13G/A, filed with the Commission on January 24, 2012. Such statement discloses that Wells Fargo & Company possesses sole dispositive power over 3,214,538 shares and sole voting power over 3,172,192 shares.

(d)

The information regarding the beneficial ownership of shares by Royce & Associates, LLC was obtained from its statement on Schedule 13G/A, filed with the Commission on January 11, 2012. Such statement discloses that Royce & Associates, LLC possesses sole dispositive and voting power over 2,963,307 shares.

(e)

The information regarding the beneficial ownership of shares by BlackRock, Inc. was obtained from its statement on Schedule 13G/A, filed with the Commission on February 10, 2012. Such statement discloses that BlackRock, Inc. possesses sole voting power and sole dispositive power over 2,522,949 shares.

(f)

The general partner of Charterhouse Equity Partners III, L.P. (“CEP III”) is CHUSA Equity Investors III, L.P., whose general partner is Charterhouse Equity III, Inc., a wholly owned subsidiary of Charterhouse Group, Inc. (“Charterhouse”). The information regarding the beneficial ownership of shares by CEP III was obtained from its statement on Schedule 13G/A filed with the Commission on February 13, 2012. Such statement discloses that CEP III possesses sole dispositive and voting power over 2,461,432 shares.

(g)

The information regarding the beneficial ownership of shares by advisory clients of Dimensional Fund Advisors LP was obtained from its statement on Schedule 13G/A, filed with the Commission on February 14, 2012. In its role as investment advisor or manager, Dimensional Fund Advisors LP possesses investment and/or voting power over the number of shares described in the Schedule 13G that are owned by funds and may be deemed to be the beneficial owner.

(h)

Includes shares of Common Stock which such individuals have the right to acquire through the exercise of stock options within 60 days of March 8, 2012 as follows: Vickie Anenberg, 69,821; Susan E. Ball, 55,192; Joseph A. Boshart, 120,749; W. Larry Cash, 18,000; Thomas C. Dircks, 0; Gale Fitzgerald, 0; Emil Hensel, 97,637; Richard M. Mastaler, 0; Joseph Trunfio, 16,000 and Jonathan W. Ward, 72,124. Includes Restricted Shares as follows: Vickie Anenberg, 44,267; Susan E. Ball, 39,012; Joseph A. Boshart, 92,500; W. Larry Cash, 16,220; Thomas C. Dircks, 0; Gale Fitzgerald, 16,220; Emil Hensel, 70,362; Richard M. Mastaler, 7,362; Joseph Trunfio, 16,220 and Jonathan W. Ward, 49,850.

(i)

Mr. Boshart holds 379,876 shares directly, his wife holds 78,377 shares and each of his three children holds 12,593 shares.

(j)

Address is c/o Cross Country Healthcare, Inc., 6551 Park of Commerce Boulevard, Boca Raton, Florida 33487.

(k)

Thomas C. Dircks is an executive officer and director of Charterhouse.

(l)

Mr. Hensel holds 107,406 shares directly, his wife holds 156,502 shares.

(n)

Includes 550,744 shares of Common Stock which the directors and executive officers have the right to acquire through the exercise of stock options within 60 days of March 8, 2012 and 429,540 Restricted Shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board of Directors, our executive officers and persons beneficially owning 10% or more of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act that requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based solely upon a review of (i) the copies of Section 16(a) reports that we have received from such persons or entities for transactions in our Common Stock and their Common Stock holdings for the year ended December 31, 2011 and (ii) the written representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for such fiscal year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and beneficial owners of 10% or more of our Common Stock.

PROPOSAL I

ELECTION OF DIRECTORS

The Board of Directors currently consists of seven members. Our Board of Directors has determined the number of members of the Board of Directors should be seven. All of the directors currently serving on the Board of Directors have been nominated by the Governance and Nominating Committee of the Board of Directors to stand for re-election at the Annual Meeting of Stockholders for one-year terms. The Board of Directors unanimously approved this nomination. Each nominee elected will hold office until the Annual Meeting of Stockholders to be held in 2013 and until a successor has been duly elected and qualified, unless prior to such meeting a director shall resign, or his or her directorship shall become vacant due to his or her death, resignation or removal. All nominees were elected at the Annual Meeting of stockholders held in 2011, except for Richard M. Mastaler who was appointed by the Board of Directors in June 2011.

Each nominee has agreed to serve, if elected, and management has no reason to believe that they will be unavailable to serve. If any of the nominees should be unavailable for election, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors in place of such nominee. Shares represented by proxies that are returned properly signed will be voted FOR the nominees unless the stockholder indicates on the proxy that authority to vote the shares is withheld for one or more or for all of the nominees listed. A proxy cannot be voted for a greater number of persons than the seven nominees named below. Directors are elected by a plurality of the votes cast. Votes withheld, abstentions and broker non-votes will not have any effect on the outcome of voting with respect to the election of directors, unless no affirmative votes are received for a nominee. The following seven individuals have been nominated for election at the Annual Meeting of Stockholders for a one-year term ending upon the 2013 Annual Meeting of Stockholders:

Name	Age	Position
Joseph A. Boshart	55	President, Chief Executive Officer and Director
Emil Hensel	61	Chief Financial Officer and Director
W. Larry Cash	63	Director
Thomas C. Dircks	54	Director
Gale Fitzgerald	61	Director
Richard M. Mastaler	66	Director
Joseph Trunfio	65	Director

The Board recommends that holders vote “FOR” the election of the nominees.

In selecting qualified individuals to serve on our Board of Directors, among other attributes, we look for those individuals who possess characteristics that include integrity, business experience, financial acumen and leadership abilities, familiarity with our business and businesses similar or analogous to ours, and the extent to which a candidate’s knowledge, skills, background and experience are already represented by other members of our Board of Directors. In addition, in composing a well-rounded Board of Directors, we look for those individuals possessing a diversity of complementary skills, core-competencies and expertise, including diversity with respect to age, gender, national origin and race, for the optimal functioning of the Board and with a view toward constituting a Board with the appropriate skills and experience necessary to oversee our business.

The following information sets forth the principal occupation and employment during at least the past five years of each director nominee, positions and offices with us, specific skills, attributes and qualifications and certain other information. In addition, we have summarized for each director nominee why such director nominee has been chosen to serve on our Board of Directors. No family relationship exists among any of the nominees or executive officers.

Joseph A. Boshart has served as President and Chief Executive Officer since July 1999, and formerly served in such capacities at our predecessor since 1994. He has served as a director since July 1999. Mr. Boshart served as a Director of AllianceCare, Inc. from January 2004 to March 2009. Mr. Boshart holds a B.S. degree in Economics from the University of Michigan.

The Board has concluded that Mr. Boshart should serve as a director because of his extensive experience in executive management, corporate governance and strategic planning. Mr. Boshart’s day-to-day leadership as Chief Executive Officer enables him to understand the complexities of our business, provides him with intimate knowledge of our business and operations and offers the Board the critical expertise necessary to meet our specific needs.

Emil Hensel has served as Chief Financial Officer since July 1999 and formerly served in such capacity at our predecessor since 1991. He has served as a director since July 1999. Mr. Hensel holds a B.S. degree in Electrical Engineering from Columbia University, a Masters degree in Engineering from Johns Hopkins University and a Masters of Business Administration from New York University.

The Board has concluded that Mr. Hensel should serve as a director due to his extensive experience in corporate financial management, fiscal oversight, corporate governance, risk management and specialized experience in accounting and tax matters. Additionally, Mr. Hensel provides strategic leadership through the implementation of our overall financial policies and procedures as well as ensuring such policies and procedures meet short- and long-term corporate objectives and regulatory requirements. Mr. Hensel has intimate knowledge of our business and operations and serves as the primary financial analytical leader to support our overall business objectives and to establish the most unified financial and administrative structure possible.

W. Larry Cash has been a director and Audit Committee member since October 2001 and a Compensation Committee member since May 2006. He has served as Executive Vice President and Chief Financial Officer of Community Health Systems since September 1997 and a Director of Community Health Systems since May 2001. Prior to joining Community Health Systems, Mr. Cash served as Vice President and Group Chief Financial Officer of Columbia/HCA Healthcare Corporation from September 1996 to August 1997. Prior to Columbia/HCA, Mr. Cash spent 23 years at Humana, Inc., most recently as Senior Vice President of Finance and Operations from 1993 to 1996. He received his B.S. in Accounting from the University of Kentucky at Lexington.

The Board has concluded that Mr. Cash should serve as a director due to his extensive executive level management skills, corporate financial management and operational experience. Additionally, Mr. Cash has a vast understanding of many aspects of the healthcare industry and brings solid expertise and proven leadership skills to the Board.

Thomas C. Dircks has been a director since July 1999, a member of the Compensation Committee since October 2001 and a member of the Governance and Nominating Committee (formerly the Nominating Committee) since March 2004. Mr. Dircks has been Managing Partner of Charterhouse since June 2002. Mr. Dircks served as President of Charterhouse from June 2001 until June 2002 and served as Executive Vice President of Charterhouse from July 2000 until June 2001. He has been employed as an executive officer of Charterhouse since 1983. He was previously employed as a Certified Public Accountant at a predecessor of PricewaterhouseCoopers, LLP. He holds a B.S. in Accounting and an M.B.A. from Fordham University.

The Board has concluded that Mr. Dircks should serve as a director due to his extensive executive management, accounting, tax and strategic planning expertise. Additionally, Mr. Dircks’ risk management skills and financial acumen add an important dimension to our Board’s composition.

Gale Fitzgerald has been a director and member of the Audit Committee since May 2007 and is a retired principal of TranSpend, Inc., a consulting company. Before co-founding TranSpend, Inc. in 2003, she served as the President of QP Group, Inc. Prior to joining QP Group, Inc., she served as the Chairman and Chief Executive Officer of Computer Task Group, Inc. from 1994 to 2000. She joined Computer Task Group, Inc. in 1991 as Senior Vice President and was promoted to President and Chief Operating Officer in July 1993. Prior to joining Computer Task Group, Inc., she was Vice President, Professional Services at International Business Machines Corporation, which evolved into IBM Global Services. Ms. Fitzgerald worked at IBM for 18 years in various technical, marketing and management positions. She is currently on the Boards of Health Net, Inc. and Diebold, Inc. She previously served on the Board of Kaleida Health, a health system comprising five hospitals and numerous community health centers from 1995 to 2002. Ms. Fitzgerald has a B.A. in Government from Connecticut College.

The Board has concluded that Ms. Fitzgerald should serve as a director because of her extensive executive leadership experience and management skills. Ms. Fitzgerald’s expertise provides an invaluable resource to the Board with respect to corporate and strategic planning and assessing and managing risks.

Richard M. Mastaler has been a director since June 21, 2011. Mr. Mastaler is the Chairman and Chief Executive Officer of Managed Health Venture, Inc., a managed care consulting firm, which he founded in 2002. He previously held executive-level positions with CCN Managed Care, Inc., Magellan Health Services, Inc., Preferred Health Networks, QualMed, Inc., Humana Medical Plan, Unilab Corporation, and three Humana hospitals. He also is a Fellow of the American College of Healthcare Executives. Mr. Mastaler is an investor in and currently serves on the Board of Directors of privately-held MedeAnalytics, Inc., MedeAnalytics International, Ltd., and One Recovery, Inc. He also served on the Board of Directors of American Service Group, Inc. (Nasdaq: ASGR) from 2001 – 2006. Mr. Mastaler holds a Bachelor of Science degree in Business Administration from Florida State University and a Master’s degree in Healthcare Administration from George Washington University.

The Board has concluded that Mr. Mastaler should serve as a director because of his extensive healthcare and management experience. Mr. Mastaler’s experience in the healthcare industry provides an excellent resource to the Board for strategic planning and leadership purposes.

Joseph Trunfio has been a director and Audit Committee member since October 2001 and Governance and Nominating Committee (formerly the Nominating Committee) member since May 2006. He has served as President and Chief Executive Officer of Atlantic Health System, a not-for-profit hospital group, since March 1999, where he is a member of the Board of Trustees. From July 1997 to February 1999, Mr. Trunfio served as President and Chief Executive Officer of Via Caritas Health System, a not-for-profit hospital group. Prior to his position with Via Caritas Health System, he served as President and Chief Executive Officer of SSM Healthcare Ministry Corp., a not-for-profit hospital group. Mr. Trunfio received his B.A. from St. John’s University (N.Y.) and holds a Ph.D. in Clinical Psychology from the University of Miami.

The Board has concluded that Mr. Trunfio should serve as a director due to his extensive executive management and leadership experience. Mr. Trunfio brings to the Board a depth of understanding of our business and the various challenges we face in the current economic environment.

Pursuant to our Amended and Restated Stockholders Agreement dated August 23, 2001, CEP III had the right to designate two directors for nomination to our Board of Directors. This number (i) decreased to one director when CEP III reduced its ownership by more than 50% of its holdings prior to our initial public offering as a result of a secondary offering in November 2006 pursuant to which CEP III sold 4,000,000 shares of our Common Stock and (ii) will decrease to zero upon a reduction of ownership by more than 90% of its holdings prior to our initial public offering. At this time, CEP III has the right to nominate one director to our Board of Directors. Mr. Dircks serves on our Board of Directors and has been nominated by the Governance and Nominating Committee to stand for re-election.

Affirmative Determinations Regarding Director Independence and Other Matters

The Board of Directors observes all criteria for independence established by the Nasdaq Stock Market, or Nasdaq, under its applicable Listing Rules. As such, the Board of Directors has determined each of the following directors and nominees to be an “independent director” under the meaning of Rule 5605(a) (2) of the Nasdaq Listing Rules:

W. Larry Cash
Thomas C. Dircks
Gale Fitzgerald
Richard M. Mastaler
Joseph Trunfio

The Board of Directors has also determined that each member of the Audit, Compensation and Governance and Nominating Committees meets the applicable independence requirements set forth by Nasdaq, the Commission and the Internal Revenue Service. The Board of Directors has further determined that W. Larry Cash, a member and Chairman of the Audit Committee, is an “audit committee financial expert” as defined in the rules promulgated by the Commission and, as such, Mr. Cash satisfies the requirements of Rule 5605(c)(2) of the Nasdaq Listing Rules.

Board Committees and Meetings

Meetings of the Board of Directors. During the year ended December 31, 2011, there were six meetings of the Board of Directors. Each director who served in such capacity during the year ended December 31, 2011 attended 100% of the aggregate number of meetings of the Board of Directors and of the committee or committees thereof on which he or she served. Other than Mr. Mastaler who joined the Board in June 2011, all of the directors nominated for election to the Board were members of the Board for the entire 2011 year. It is the practice of the Board of Directors to have the independent directors meet in an executive session at each meeting of the Board. It is also our practice that all directors should attend the Annual Meeting of Stockholders in person. All of the directors attended the 2011 Annual Meeting in person, other than Mr. Cash who attended telephonically and Mr. Mastaler who was not appointed until June 2011.

Board Leadership Structure and Role in Risk Oversight

Our Company is led by Mr. Joseph Boshart, who has served as our President and Chief Executive Officer since July 1999, and formerly served in such capacities at our predecessor since 1994. Our Board of Directors is comprised of Mr. Boshart, Mr. Emil Hensel, our Chief Financial Officer, and five independent directors. Each of our Audit, Compensation and Governance and Nominating Committees are comprised entirely of independent directors. In accordance with our by-laws, our Board of Directors has authority to, among other things, appoint a Chief Executive Officer and a Chairman, and each of these positions may be held by the same person. Currently, we do not have a Chairman of the Board of Directors nor do we have a lead director. Our Chief Executive Officer is also our President and, pursuant to our by-laws, has authority to act as Chairman in the absence of a Chairman of the Board.

While risk management is primarily the responsibility of our management team, the Board is responsible for the overall supervision of our risk management activities which occurs at both the full Board level and at the committee level. Our Audit Committee also has the responsibility to, among other things, review with management, the Company’s policies regarding major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also reviews with management, the policies governing the process by which risk assessment and risk management are undertaken and has oversight for the effectiveness of management’s enterprise risk management process that monitors key business risks facing us. In addition to our Audit Committee, the other committees of the Board consider the risks within their areas of responsibility. For example, the Compensation Committee assesses risk that could result from the structure and design of our executive compensation programs, our incentive compensation plans, director compensation, perquisites and compliance with the Sarbanes-Oxley Act of 2002 regarding prohibitions on loans to executive officers and directors. The Governance and Nominating committee evaluates risks with respect to succession planning, corporate governance matters and the background and suitability of director nominees. Additionally, the Board of Directors continually evaluates our risks related to liquidity, operations, credit, regulatory compliance and fiduciary risks, and the processes in place to monitor and control such exposures. Management also provides regular updates throughout the year to the respective committees regarding management of the risks they oversee, and each of these committees report their findings to the full Board, including any areas of risk that require Board attention. Additionally, through dedicated sessions, the full Board reviews our short- and long-term strategies, including consideration of risks facing us and their potential impact. The Board believes its oversight role provides our stockholders with a clear understanding of how management and the Board of Directors interface to ensure the ongoing assessment of the various risks facing us.

The Board of Directors has determined that our current board leadership structure is appropriate and helps to ensure proper risk oversight for us for a number of reasons, the most significant of which are as follows:

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our Chief Executive Officer is the individual selected by the Board of Directors to manage us on a day-to-day basis and his direct involvement in our operations makes him best positioned to consult with our Board to create appropriate agendas for Board meetings and determine the time allocated to each agenda item in discussions of our short- and long-term objectives, as well as lead productive strategic planning sessions with the Board;

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Members of the Board are kept informed of our business by various documents sent to them before each meeting and as otherwise requested, as well as through oral reports made to them during these meetings by our Chief Executive Officer, Chief Financial Officer and other senior executives;

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our Board structure provides strong oversight by independent directors, in particular because non-management directors meet separately, the Board is advised of all actions taken by the various committees of the Board, they have full access to all of our books, records and reports and members of management are available at all times to answer their questions;

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our Board has extensive management experience in business and particularly the healthcare industry; and

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the continuity and tenure of our Board provide a valuable source of institutional knowledge regarding our evaluation and current makeup.

Committees of the Board of Directors. Our Board of Directors has three standing committees: Audit, Compensation and Governance and Nominating Committees. Each of these committees is comprised solely of independent directors under the meaning of Rule 5605(a) (2) of the Nasdaq Listing Rules. Each committee operates pursuant to a committee charter. The charters to each of the Audit, Compensation and Governance and Nominating Committees are available on our website at www.crosscountryhealthcare.com by choosing the “Investor Relations” link, clicking on the “Corporate Governance” section and selecting the respective charter under “View.”

The current composition of our Board’s standing committees is as follows:

Audit Committee

The Audit Committee consists of Messrs. Cash and Trunfio and Ms. Fitzgerald. Messrs. Cash and Trunfio both joined the Audit Committee upon their appointment to the Board in October 2001; Ms. Fitzgerald joined the Audit Committee upon her appointment to the Board in May 2007. Mr. Cash is the Chairman of the Audit Committee. Messrs. Cash and Trunfio and Ms. Fitzgerald are independent directors under the Commission’s rules and Nasdaq’s Listing Rules for Audit Committees. The Audit Committee has adopted a written charter, which is available on our website as described under “Committees of the Board of Directors.” The Audit Committee is the principal agent of the Board of Directors in overseeing (i) the quality and integrity of our financial statements, (ii) legal and regulatory compliance, (iii) the independence, qualifications, and performance of our independent registered public accounting firm, (iv) the performance of our internal auditors and (v) the integrity of management and the quality and adequacy of disclosures to stockholders. The Committee also:

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is solely responsible for hiring and terminating our independent registered public accounting firm and pre-approving all auditing, as well as any audit-related, tax advisory and any other non-auditing services to be performed by the independent registered public accounting firm;

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reviews and discusses with our independent registered public accounting firm their quality control procedures and our critical accounting policies and practices;

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regularly reviews the scope and results of audits performed by our independent registered public accounting firm and internal auditors;

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meets with management to review the adequacy of our internal control framework and its financial, accounting, and reporting and disclosure control processes;

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reviews our periodic filings and quarterly earnings releases;

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reviews and discusses with our chief executive and financial officers the procedures they follow to complete their certifications in connection with our periodic filings with the Commission; and

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discusses management’s plans with respect to our major financial risk exposures.

During 2011, there were six meetings of the Audit Committee. The Audit Committee regularly meets with our independent registered public accounting firm separate from management and regularly holds executive sessions without management.

The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition to determining that Mr. Cash is an “audit committee financial expert” under the Commission’s rules, the Board has determined that Mr. Cash satisfies the Nasdaq rule requiring that at least one member of the Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Compensation Committee

The Compensation Committee oversees the compensation of our executives, our executive management structure, the compensation related policies and programs involving our executive management and the level of benefits of officers and key employees. The members of the Compensation Committee are Thomas C. Dircks and W. Larry Cash who are both independent directors under Rule 5605(a) (2) of the Nasdaq Listing Rules. Mr. Dircks is the Chairman of the Compensation Committee. During 2011, there were two meetings of the Compensation Committee. The Compensation Committee has adopted a written charter, which is available on our website as described under “Committees of the Board of Directors.”

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of our Chief Executive Officer. Compensation Committee meetings are regularly attended by our Chief Executive Officer, except for portions of the meetings with respect to voting or deliberation. The Compensation Committee’s Chairman reports the Committee’s recommendations on the executive compensation to the Board of Directors.

The Compensation Committee has the authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.

Governance and Nominating Committee

The Governance and Nominating Committee adopted an Amended and Restated Charter and Governance Guidelines on November 1, 2010 which expanded the role of this committee to: (i) develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, (ii) review at least annually the Company’s corporate governance guidelines and make any recommended changes, additions or modifications, (iii) determine the criteria for nominating new directors, identify individuals qualified to become Board members and evaluate and recommend for the Board’s selection nominees to fill positions on the Board, including any vacancies occurring between annual shareholder meetings, (iv) ensure that succession planning takes place for the position of Chief Executive Officer and other senior management positions the Committee finds advisable, (v) assist the Board by making recommendations regarding compensation programs for directors and (vi) lead the Board in its annual review of the Board’s performance. The Amended and Restated Charter of the Governance and Nominating Committee is available on our website as described under “Committees of the Board of Directors.” Our Governance Guidelines are also available on our website at www.crosscountryhealthcare.com by choosing the “Investor Relations” link, clicking on the “Governance Documents” section and selecting the guidelines under “View.” The Governance and Nominating Committee consists of Mr. Thomas C. Dircks and Mr. Joseph Trunfio. Both Messrs. Dircks and Trunfio are independent directors under Rule 5605(a) (2) of the Nasdaq Listing Rules. Mr. Dircks is the Chairman of the Governance and Nominating Committee.

The Board’s current policy with regard to the consideration of director candidates recommended by stockholders is that the Governance and Nominating Committee will review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Board (the current procedures are described below), and conduct inquiries as it deems appropriate. The Governance and Nominating Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Governance and Nominating Committee in light of the minimum qualifications and other criteria for Board membership approved by the Board from time to time. To date, we have not received any recommendation from stockholders requesting that the Governance and Nominating Committee consider a candidate for inclusion among the Governance and Nominating Committee’s slate of nominees in our Proxy Statement.

In addition, certain identification and disclosure rules apply to director candidate proposals submitted to the Governance and Nominating Committee by any single stockholder or group of stockholders that has beneficially owned more than five percent of Common Stock for at least one year, referred to as a Qualified Stockholder Proposal. If the Governance and Nominating Committee receives a Qualified Stockholder Proposal with the necessary notice, information and consent provisions as referenced above, the proxy statement to which the Qualified Stock Proposal referred will disclose the name of the proposed candidate and the stockholder (or stockholder group) who recommended the candidate and will also disclose whether or not the Governance and Nominating Committee chose to nominate the proposed candidate. However, no such disclosure will be made without the written consent of both the stockholder (or stockholder group) and the proposed candidate to be so identified. The procedures described in this paragraph are meant to establish additional requirements and are not meant to replace or limit stockholders’ general nomination rights in any way.

In considering director nominees, the Nominating Committee will consider the following:

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the needs of the Company with respect to particular areas of specialized knowledge;

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the relevant business experience of the nominee including any experience in healthcare, business, finance, accounting, administration or public service;

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the personal and professional integrity of the nominee;

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the nominee’s ability to commit the resources necessary to be an effective director of a public company, including the nominee’s ability to attend meetings; and

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the overall balance of the Board.

Other than the foregoing, there are no stated minimum criteria for nominees, although the Governance and Nominating Committee may also consider other facts as it may deem are in the best interests of the Company and its stockholders.

All stockholder recommendations for director candidates must be submitted to our legal department at 6551 Park of Commerce Blvd., Boca Raton, Florida, 33487, who will forward all recommendations to the Governance and Nominating Committee. All stockholder recommendations for director candidates must be submitted to us not less than 120 calendar days prior to the first anniversary of the date of our proxy statement released to stockholders in connection with the previous year’s Annual Meeting. All stockholder recommendations for director candidates must include the following information:

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The name and address of record of the stockholder;

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A representation that the stockholder is a record holder of our securities or, if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b) (2) of the Exchange Act;

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The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

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A description of the qualifications and background of the proposed director candidate that addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time;

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A description of all arrangements or understandings between any stockholder and the proposed director candidate;

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The consent of the proposed director candidate (i) to be named in the proxy statement relating to our Annual Meeting of Stockholders and (ii) to serve as a director if elected at such Annual Meeting; and

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Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Commission.

There have been no changes to the procedures by which stockholders may recommend nominees to our Board of Directors since our last disclosure of such procedures, which appeared in the definitive proxy statement for our 2011 Annual Meeting of Stockholders.

Except where we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Governance and Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members, including nominees recommended by stockholders, and recommending to the Board the persons to be nominated by the Board for election as directors at the Annual Meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. Director nominees are selected by the Governance and Nominating Committee in accordance with the policies and principles in its charter and the criteria set forth above. There are no differences in the manner in which the Governance and Nominating Committee evaluates director nominees recommended by stockholders and a candidate that has been initially recommended by the Governance and Nominating Committee. The Nominating Committee has the authority to retain a search firm to identify or evaluate or assist in identifying and evaluating potential nominees.

During 2011, there were four meetings of the Governance and Nominating Committee.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

The Board of Directors has established a Compensation Committee. Mr. Cash and Mr. Dircks were the members of the Compensation Committee for all of 2011. During 2011:

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none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

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none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000, except that W. Larry Cash is the Executive Vice President and Chief Financial Officer of Community Health Systems and, during our fiscal year ended December 31, 2011, we provided healthcare staffing services to Community Health Systems resulting in revenues to us of $746,509;

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none of our executive officers served on the Compensation Committee (or another Board committee with similar functions or, if there was no such committee, the entire Board of Directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

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none of our executive officers was a director of another entity where one of that entity’s executive officers served on the our Compensation Committee; and

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none of our executive officers served on the Compensation Committee (or another Board committee with similar functions or, if there was no such committee, the entire Board of Directors) of another entity where one of that entity’s executive officers served as a director on our Board.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers other than Messrs. Boshart and Hensel whose information is provided as part of Proposal I:

Name	Age	Position
Vickie Anenberg	47	Executive Vice President, Cross Country Staffing
Susan E. Ball, RN	48	General Counsel and Secretary
James Ginter	63	President, Medical Doctor Associates
Elizabeth Gulacsy	38	Chief Accounting Officer
Victor Kalafa	58	Vice President, Corporate Development and Strategy
Anthony Sims	52	President, Clinical Trial Services
Jonathan Ward	46	President, Cross Country Staffing

Vickie Anenberg has served as Executive Vice President of Cross Country Staffing since January 2006. Ms. Anenberg served as President of Cross Country Staffing from August 2002 to December 2005. Prior to that, she served as Vice President of the Nursing Division since 1995. Prior to joining Cross Country Staffing in 1990, she worked at Proctor & Gamble since 1986.

Susan E. Ball, RN has served as General Counsel since May 2004 and Secretary since March 2010. Prior to that, Ms. Ball served as our Corporate Counsel from March 2002 to May 2004. Ms. Ball has also served as a Director of Jamestown Indemnity, Ltd. since September 2008. Before joining us, Ms. Ball practiced law at Gunster, Yoakley & Stewart, P.A. from November 1998 to March 2002 and at Skadden, Arps, Slate, Meagher and Flom from 1996 to November 1998. Prior to practicing law, Ms. Ball was a registered nurse. Ms. Ball received her B.S. degree in Nursing from The Ohio State University and her Juris Doctor degree from New York Law School.

James Ginter joined Medical Doctor Associates shortly after it was founded in 1987 and has served as President since 1993. Mr. Ginter holds a B.S. Degree in Education from Bowling Green State University.

Elizabeth Gulacsy was appointed Chief Accounting Officer and Corporate Controller as of March 28, 2011. Prior to that, Ms. Gulacsy served as Director of Corporate Accounting since April 2006 and as Assistant Controller from April 2002 to April 2006. Before joining the Company, Ms. Gulacsy was an Audit Manager at Ernst & Young LLP. Ms. Gulacsy received both her Bachelor of Science degree in Accounting and her Masters of Accounting degree from the University of Florida and has been a Certified Public Accountant since 1997.

Victor Kalafa has served as Vice President of Corporate Development and Strategy since November 2002 and Vice President of Corporate Development since April 2001 and as an executive officer since February 2002. Mr. Kalafa also served as President of MedStaff, Inc. from October 2003 through October 2010. Mr. Kalafa holds a B.A. degree in History from Lafayette College and an M.B.A. from Columbia University.

Anthony Sims has served as President of Clinical Trial Services since January 2001, as Executive Vice President of Operations for ClinForce from March 1998 to December 2000 and as Managing Director of ClinForce from August 1997 to March 1998. Before joining ClinForce, Mr. Sims served in various roles, including National Account Executive and Business Development Manager, with the healthcare staffing and support groups at On Assignment from 1991 to August 1996 and as Branch Manager at Kelly Scientific Resources from August 1996 to August 1997. Mr. Sims holds a B.S. in Chemistry from Piedmont College.

Jonathan W. Ward has served as President, Cross Country Staffing since January 2006, and formerly as Executive Vice President, Cross Country Staffing from August 2002 to December 2005, and Chief Marketing and Strategy Officer from 1999 to August 2002. Mr. Ward has been an executive officer since February 2002. He served as Vice President of Marketing at our predecessor since 1995 and Director of Marketing and Business Development since 1993. Mr. Ward holds a B.A. in Political Science from Drew University and an M.B.A. from Rutgers University Graduate School of Management.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Program Design and Oversight

The Compensation Committee or the Committee provides oversight of our executive compensation programs. The various programs and plans covering executive officers are reviewed and administered by the Company. A detailed discussion of the Committee’s structure, roles and responsibilities and related matters can be found under the heading “Compensation Committee” above and in the Committee’s Charter on our website at www.crosscountryhealthcare.com by choosing the “Investor Relations” link, clicking on the “Corporate Governance” section and selecting the charter under “View.”

The purpose of our executive compensation programs is to (1) attract and retain executives, (2) reward the success of our executives in attaining key operating objectives, such as revenue growth, growth of operating earnings, earnings per diluted share or EPS, growth or maintenance of market share, and ultimately, (3) align our executives interests with our stockholders to attain an increased market price for our stock. The performance of our executives, considered in light of general economic and specific company, industry and competitive conditions, serves as the primary basis for determining their overall compensation. It is also the Committee’s intention to set total executive compensation sufficiently high to attract and retain strong, motivated leadership who will not only strive to reach our key operating and strategic objectives, but also demonstrate the utmost integrity in doing so. The Committee uses a mix of compensation vehicles to generate a compensation program for our executives that rewards our short-term and long-term goals, thereby aligning the incentives of our executives with our stockholders

Philosophy and Executive Compensation Principles

With our diverse operations, we must attract and retain executive talent that has the competencies and skills to operate successfully on a multitude of levels. The compensation program is designed to incentivize executives to achieve our overall strategic and financial objectives by rewarding executives who meet certain targets and demonstrate their ability to lead through operational excellence. The Committee believes that these attributes lead to long-term stockholder value creation. While the Committee strives for consistency in creating compensation programs to attain these goals, sufficient flexibility is maintained to ensure that the overall philosophical intent of the programs is met. The Committee’s executive compensation principles are to:

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provide competitive compensation programs to attract and retain executive talent with high ethical standards and the capability to lead;

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use cash incentives to reward executives for achieving our short-term operating goals;

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use equity-based incentive plans to tie a portion of compensation to our long-term results and align the executives’ financial interests with those of the stockholders;

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ensure that compensation in the aggregate is commensurate with our results;

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provide a tool for focusing and directing the energies of key executives toward achieving individual and corporate objectives;

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ensure that the total executive compensation program is affordable, including its impact on earnings; and

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be transparent so that both executives and stockholders understand the executive compensation program and the objectives it seeks to achieve.

These principles are implemented using various elements that offer the flexibility to adapt the compensation program, from time to time, in response to changing needs of the business. For 2011, the Committee used the following elements, the specific rationale and design of which are outlined in more detail below:

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Base salary

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Cash incentives

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Equity incentives, including restricted stock awards, stock appreciation rights and stock options

NEOs also participated in our employee benefit plans. To the extent an NEO is covered by such benefits, they are disclosed in the compensation tables that follow this discussion.

Compensation Policies

Market positioning. Historically, we have paid our executives below the median of our peer group. Generally, our policy has been to pay base salaries below the 50th percentile of our peer group, but to offer our executives incentives to offset this. As a result of the structure of our program and the unfavorable business conditions in the recent past years, our overall compensation program has been below the median of our peer group. Incentive payouts, at a reduced level, begin upon achievement of a predetermined percentage of targeted objectives (generally 80% or higher) which can vary from year to year and from one performance metric to another, so that there is not a disincentive to the NEOs. We believe that an “all or nothing” approach could provide a disincentive compared to our tiered payout approach that is better aligned with our overall operating objectives. In determining competitive compensation levels for the NEOs, the Committee takes into account their responsibilities, past performance, external market practices and the economy. The Committee has identified the following as our Peer Group: Amedisys, Inc., AMN Healthcare Services, Inc., Gentiva Health Services, Inc., Healthways, Inc., Kforce, Inc. and On Assignment, Inc.

Peer Groups. All six peers have involvement in staffing and/or healthcare services. The Peer Group expands beyond direct industry competitors to provide a meaningful sample size. Our Peer Group ranges in size from $597.3 million to $1.8 billion in revenue. Accordingly, the Committee believes that the CEO and CFO jobs at industry competitors are generally comparable in scope and complexity to those jobs at our Company. For the CEO and CFO, the Committee looks at the practices of its industry competitors and finds their compensation levels to be indicators of the competitive market for those executives.

Other factors influencing compensation. When making compensation decisions, the Committee takes many other factors into account, including the economy, the individual’s performance, expected future contributions to the Company’s success, the financial and operational results of individual business units, our financial and operational results as a whole, the individual’s historical compensation, any retention concerns and the CEO’s recommendations in the cases of NEOs other than the CEO. In looking at historical compensation, the Committee looks at the progression of salary increases over time, an NEO’s ability to meet targets in prior years, the value inherent in equity awards to be granted to complete the total compensation program for an NEO for a particular year, economic outlook and our stock performance. Historically, the Compensation Committee has disregarded whether the executive has exercised options or sold shares so that these personal investment decisions do not skew the Committee’s understanding of the aggregate reward opportunity that has been provided. The Committee uses the same general factors in evaluating the CEO’s performance and compensation as it uses for the other NEOs.

Process. The executive compensation program is implemented yearly and it coincides with the completion of our annual financial statement audit and release of annual earnings, as well as the approval of the budget for the then current year. Annual cash incentives, if any, are paid out at that time. Current year target objectives are also established at that time and base salaries are adjusted either at that time or during the second quarter.

The CEO provides the Committee with his assessment of the CFO’s performance and the CEO delivers his perspective on the factors described above in developing his recommendation for the CFO’s compensation, including salary adjustments, cash incentives and equity grant guidelines for the then current year. The CEO also recommends the compensation structure for the other NEOs to the Committee for its review and approval. Upon receipt of this information, the Committee discusses proposed compensation plans for the CEO, CFO and other NEOs in detail, including how the compensation levels of the CEO and CFO compare to each other. Based on our Governance Guidelines adopted in 2010, the Committee is required to annually approve the goals and objectives for compensating the CEO, evaluate the CEO’s performance in light of these goals before setting the CEO’s salary, bonus and other incentive and equity compensation and approve the compensation structure for the other NEOs.

As discussed under “Employment Agreements,” we are a party to employment agreements with Mr. Boshart and Mr. Hensel. The salary and bonus given to Mr. Boshart are based on the Committee’s review of the compensation paid to chief executive officers of comparable healthcare staffing companies, an assessment of our revenue and earnings growth, the success of our acquisition program as well as the Committee’s continued evaluation of Mr. Boshart’s leadership of the Company.

Pay Mix. The Committee adjusts the cash incentive portion of the NEOs’ compensation consistent with its philosophy to incentivize and reward executives to reach certain financial and strategic objectives and reward them based upon their performance. The Committee believes that maintaining the flexibility to make upward or downward adjustments to the various components of the NEOs compensation programs allows the Committee to appropriately provide incentives to individuals and further aligns the NEOs with the objectives of our stockholders.

Forms of Long-Term Incentive Compensation. At the end of December 2011, our long-term incentives consisted of stock options, stock appreciation rights and shares of restricted stock. The Compensation Committee believes that these equity grants incentivize executives to reach long-term goals through share price appreciation. The Committee may and has used restricted stock and/or stock appreciation rights as it deems appropriate, subject to aggregate grant limits previously approved by the stockholders.

Components of the Executive Compensation Program

The Committee uses various compensation elements to provide an overall competitive total compensation and benefits package that is tied to creating stockholder value, is commensurate with our results and aligns with the business strategy. The Committee’s specific rationale, design, reward process and relating information are outlined below.

Base Salary

We provide NEOs and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEOs are determined on the basis of each executive’s position, performance and level of responsibility. Salary levels are typically considered annually as part of the performance review process, as well as upon a promotion or other change in job responsibility. Base salary is typically benchmarked for NEOs below the 50th percentile of the relevant competitive market for that position in our peer group. Our philosophy is that base salaries should meet the objective of compensating NEOs for their basic day-to day efforts. Base salary adjustments can affect the value of other compensation and benefit elements. A higher base salary will result in a higher annual incentive, assuming the same level of achievement against goals. Historically, the value of long-term incentives granted has not been determined as a multiple of base salary. Therefore, an increase in base salary has not had any impact on the level of long-term incentive award levels.

Annual Cash Incentive Program

The annual cash incentive program is a core component of our “pay-for-results” philosophy. The program is heavily weighted to our financial results or relevant business units and the goals are closely linked to business strategy. The components of this program have historically included the incentive and reward opportunity (expressed as a percentage of base salary) and the performance measures (such as contribution income, revenue, EBITDA (earnings before interest, tax and depreciation) or EPS (earnings per share)). To ensure the integrity of the goals and minimize the risk of unanticipated outcomes, each goal has had a performance range built around it with a commensurate increase or decrease in the associated award opportunity. In 2011, revenue targets were added as a performance measure. The Compensation Committee may adjust performance measures for certain extraordinary or unusual items at its sole discretion.

Incentives and Award Opportunities. Each NEO has had a target annual cash incentive award opportunity expressed as a percentage of salary, based on the achievement of certain financial objectives (the “Objective Bonus” component). In addition, each NEO may be eligible for a cash bonus based on subjective considerations (the “Subjective Bonus” component). The Subjective Bonus opportunity is capped at a maximum amount, expressed as a percentage of base salary, which varies for each NEO. If results fall below pre-established threshold levels, no cash award is payable under the Objective Bonus component, although a subjective bonus may still be paid at the discretion of the Committee. If results exceed pre-established outstanding goals, the cash award payable under the Objective Bonus component is capped at the maximum award opportunity. The Committee believes that having a maximum cap serves to promote good judgment by the NEOs, reduce the likelihood of windfalls and makes the maximum cost of the plan predictable. The award opportunity is established for each executive with the desired emphasis on pay at risk (more pay at risk for more senior executives) and internal equity (comparably positioned executives should have comparable award opportunities).

Annual Incentives for CEO and CFO. In 2011, the cash incentive plans for Joseph A. Boshart, our CEO, and Emil Hensel, our CFO, were based upon objective criteria using EBITDA, EPS and revenue targets.

The objective portion of the CEO’s and CFO’s incentive plans each had a target cash bonus of 65% of their base salaries tied to the achievement of meeting certain EBITDA, EPS and revenue targets, with a lower payout if the target was not achieved but exceeded a minimum threshold and a higher payout if it exceeded the target. 40% of the Objective Bonus opportunity was weighted toward the EBITDA target, 40% was weighted toward achieving the EPS target of the plan and 20% was weighted towards the revenue target. A range of results was established for each of these goals, from a threshold to a maximum cash award.

Both Mr. Boshart and Mr. Hensel achieved payout thresholds for portions of the Objective Bonuses in 2011. Messrs. Boshart and Hensel were entitled to receive a range of 6.5% to 39% of their base salaries based on the EBITDA component, 6.5% to 39.0% of their base salaries based on the EPS component and 3.25% to 19.5% based on the revenue component. In 2011, Messrs. Boshart and Hensel each met 92.3% of the EBITDA component, 89.9% of the EPS component and 99.6% of the revenue component. In total, Mr. Boshart received an annual bonus of $149,267 and Mr. Hensel received a bonus of $102,004. These annual cash incentives were paid in March 2012. Neither Mr. Boshart nor Mr. Hensel received any subjective cash incentive award. The amount of bonuses earned falling between the targets shown below is determined by linear interpolation.

Joseph A. Boshart, President and Chief Executive Officer

EBITDA Target (2011) ($000s)		Objective Bonus Based on EBITDA (2011)	% Base Salary	EPS Target (2011)		Objective Bonus Based on EPS (2011)	% Base Salary	Revenue Target (2011)		Objective Bonus Based on Revenue (2011)	% Base Salary	Maximum Subjective Bonus (2011)	Total Eligible Bonus (2011)
<$	22,700	$0	0.0%	<$	0.135	$0	0.0%	<$	469,000	$0	0.0%	$157,034	$157,034
	$22,700	$34,024	6.5%		$0.135	$34,024	6.5%		$469,000	$17,012	3.25%	$157,034	$242,094
	$23,100	$136,096	26.0%		$0.168	$136,096	26.0%		$506,000	$68,048	13.0%	$157,034	$497,274
≥$	28,900	$204,144	39.0%	≥$	0.210	$204,144	39.0%	≥$	580,000	$102,072	19.5%	$157,034	$667,394

Emil Hensel, Chief Financial Officer

EBITDA Target (2011) ($000s)		Objective Bonus Based on EBITDA (2011)	% Base Salary	EPS Target (2011)		Objective Bonus Based on EPS (2011)	% Base Salary	Revenue Target (2011)		Objective Bonus Based on Revenue (2011)	% Base Salary	Maximum Subjective Bonus (2011)	Total Eligible Bonus (2011)
<$	22,700	$0	0.0%	<$	0.135	$0	0.0%	<$	469,000	$0	0.0%	$107,312	$107,312
	$22,700	$23,251	6.5%		$0.135	$23,251	6.5%		$469,000	$11,625	3.25%	$107,312	$165,439
	$23,100	$93,004	26.0%		$0.168	$93,004	26.0%		$506,000	$46,502	13.0%	$107,312	$339,822
≥$	28,900	$139,505	39.0%	≥$	0.210	$139,505	39.0%	≥$	580,000	$69,753	19.5%	$107,312	$456,075

Historically, the Committee has established these EBITDA, EPS and revenue targets and the weighting of each goal during its first Committee meeting each year. The process for setting the goals begin with the management team establishing preliminary goals based on prior year’s results, strategic initiatives, industry performance and projected economic conditions. The Committee assesses the difficulty of the goals and their implications for share price appreciation, revenue growth and other related factors. The iterative process results in final goals presented by management to the Committee at its March meeting.

The subjective portion of the Annual Cash Incentive Plan for the CEO and CFO had a target cash bonus of up to 30% of their annual base salaries. The use of subjective criteria requires the Committee to weigh a multitude of subjective factors relative to specific responsibilities of the NEOs. This process allows the Committee to evaluate the performance of these NEOs and to recognize their contributions in light of our changing needs as the national’s economy and the healthcare staffing industry evolve. Neither the CEO nor the CFO have ever been awarded any subjective cash bonus, including 2011.

Annual Incentives for the President of Cross Country Staffing and the Executive Vice President of Cross Country Staffing. The annual incentive goals for the President of Cross Country Staffing and the Executive Vice President of Cross Country Staffing are based solely on the financial results of those business units, which operational objectives and targets are recommended to the Committee by the CEO each year for approval at the first meeting of the new calendar year. The President and Executive Vice President of Cross Country Staffing were eligible for a subjective annual cash incentive award, which cannot exceed 30% of their respective base salaries.

Jonathan Ward, President of Cross Country Staffing and Vickie Anenberg, EVP of Cross Country Staffing

The objective portion of Mr. Ward’s incentive plan for 2011 had a target cash bonus of 50% of his base salary tied to the achievement of meeting certain adjusted contribution income and revenue targets for our Cross Country Staffing unit. Ms. Anenberg’s base salary of $236,199 at year-end 2011 was based upon a 30-hour workweek. Her target cash bonus was 50% of the salary equivalent to a 37.5 hour workweek (or $295,249) and tied to the achievement of meeting certain adjusted contribution income and revenue targets for our Cross Country Staffing unit. 60% of the objective bonus opportunity for both Mr. Ward and Ms. Anenberg were weighted toward the Adjusted Contribution Income target and 40% was weighted toward achieving the revenue target. A range of results was established for each of these goals, from a threshold to a maximum cash award. Contribution Income is adjusted to reflect an imputed tax charge related to the cost of providing per diem allowances to traveling field employees.

Mr. Ward was entitled to receive a range of 7.5% to 45% of his base salary based on the adjusted contribution income and a range of 5% to 30% of his base salary based on the revenue component. Although Ms. Anenberg is a part-time employee, her target cash bonus is based on the salary equivalent of a 37.5 hour workweek (or $295,249). Ms. Anenberg was entitled to receive a range of 7.5% to 45% of the full-time salary equivalent based on the adjusted contribution income and a range of 5% to 30% of the full-time salary equivalent based on the revenue component. In 2011, Mr. Ward and Ms. Anenberg met 98% of the adjusted contribution income component, and 105% of the revenue component. In total, Mr. Ward received an annual cash incentive award of $142,601. Ms. Anenberg received an annual cash incentive award of $140,367, calculated based upon a standard 37.5 hour workweek. Both annual incentive awards were paid in March 2012. Neither Mr. Ward nor Ms. Anenberg received any subjective cash incentive award. The amount of bonuses earned falling between the targets shown below is determined by linear interpolation

Jonathan Ward

Adjusted Contribution Income Target (2011)		Objective Bonus Based on Adjusted Contribution Income (2011)	% Base Salary	Revenue Target (2011)		Objective Bonus Based on Revenue (2011)	% Base Salary	Maximum Subjective Bonus (2011)	Total Eligible Bonus (2011)
<$	19,000	$0	0.0%	<$	191,000	$0	0.0%	$89,985	$89,985
	$19,000	$22,496	7.5%		$191,000	$14,998	5.0%	$89,985	$127,479
	$20,250	$89,985	30.0%		$203,800	$59,990	20.0%	$89,985	$239,960
≥$	24,200	$134,978	45.0%	≥$	232,000	$89,985	30.0%	$89,985	$314,948

Vickie Anenberg

Adjusted Contribution Income Target (2011)		Objective Bonus Based on Adjusted Contribution Income (2011)	% Non- Prorated Base Salary	Revenue Target (2011)		Objective Bonus Based on Revenue (2011)	% Prorated Base Salary	Maximum Subjective Bonus (2011)	Total Eligible Bonus (2011)
<$	19,000	$0	0.0%	<$	191,000	$0	0.0%	$88,575	$88,575
	$19,000	$22,144	7.5%		$191,000	$14,762	5.0%	$88,575	$125,481
	$20,250	$88,575	30.0%		$203,800	$59,050	20.0%	$88,575	$236,200
≥$	24,200	$132,862	45.0%	≥$	232,000	$88,575	30.0%	$88,575	$310,012

Susan E. Ball, General Counsel

Like the cash incentive plans for our CEO and CFO, Ms. Ball’s cash incentive plan was based upon objective criteria using EBITDA, EPS and revenue targets established by the Committee for 2011. The remaining portion of her cash incentive plan for 2011 was subjective, which subjective bonus could not exceed 30% of her base salary.

For 2011, the objective portion of her incentive plan had a target cash bonus of 45% of her base annual salary, prorated and tied to the achievement of meeting certain EBITDA, EPS and revenue targets. 40% of the objective bonus opportunity was weighted toward the EBITDA component of the plan, 40% was weighted toward achieving the EPS component and 20% was weighted towards achieving the revenue component of the plan. A range of results was established for each of these goals, from a threshold to a maximum cash award. In 2011, Ms. Ball was entitled to receive a range of 4.5% to 27.0% of her base salary based on the EBITDA component, 4.5% to 27.0% of her base salary based on the EPS component and 2.25% to 13.5% on the revenue component. Ms. Ball received $46,972 from the objective portion of the plan. Ms. Ball did not receive a subjective bonus in 2011.

EBITDA Target (2011) ($000s)		Objective Bonus Based on EBITDA (2011)	% Base Salary	EPS Target (2011)		Objective Bonus Based on EPS (2011)	% Base Salary	Revenue Target (2011)		Objective Bonus Based on Revenue (2011)	% Base Salary	Maximum Subjective Bonus (2011)	Total Eligible Bonus (2011)
<$	22,700	$0	0.0%	<$	0.135	$0	0.0%	<$	469,000	$0	0.0%	$71,379	$71,379
	$22,700	$10,707	4.5%		$0.135	$10,707	4.5%		$469,000	$5,353	2.25%	$71,379	$98,146
	$23,100	$42,827	18.0%		$0.168	$42,827	18.0%		$506,000	$21,414	9.0%	$71,379	$178,447
≥$	28,900	$64,241	27.0%	≥$	0.210	$64,241	27.0%	≥$	580,000	$32,121	13.5%	$71,379	$231,982

In addition to the cash incentive plan described above, Ms. Ball is also eligible to receive bonuses related to work performed on each acquisition and/or financing completed by us. Ms. Ball is responsible for conducting all legal due diligence and negotiations for these transactions, as well as documenting and closing acquisitions and financings. Such bonuses will be paid based on the size and complexity of the deals. We did not complete any acquisitions in 2011 and, accordingly, Ms. Ball did not receive any cash bonus for an acquisition or financing in 2011.

Equity Awards

The Compensation Committee uses equity based awards from time to time to focus executives on long-term performance and to align executives’ financial interests with those of shareholders. In 2011, equity awards were also used in part as a retention tool. During the past five years, the Compensation Committee has granted senior executives stock options, stock appreciation rights and/or restricted stock awards which vest over time. The awards were granted under our Amended and Restated 1999 Stock Option Plan, our Amended and Restated 1999 Equity Participation Plan and the 2007 Stock Incentive Plan (referred to as the Plan). The Plan was approved by our stockholders at the 2007 Annual Meeting of Stockholders, held on May 10, 2007. In 2010, the Plan was amended with stockholder approval to, among other things, (i) increase the number of shares of Common Stock that may be issued under the Plan to 3,500,000 shares of Common Stock and (ii) increase the share sub-limit for awards that are not appreciation awards that may be granted pursuant to the Plan to 1,700,000 shares of Common Stock. The Plan provides for the issuance of stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards, all as defined by the Plan, to eligible employees, consultants and non-employee Directors.

We manage our share reserves carefully. As of March 8, 2012, 1,249,185 stock options and stock appreciation rights and 523,610 restricted shares were outstanding under the Plan. During 2011, we did not grant stock options to our senior executive officers, but granted 140,500 stock appreciation rights and 140,500 restricted shares to our senior executive officers. In addition, in 2011, 121,000 stock appreciation rights and 76,038 restricted shares were granted to other employees. Total grants in 2011 represented approximately 2% of shares of Common Stock outstanding as of December 31, 2011. The earnings impact in 2011, including the vesting of prior grants, accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC 718”) was approximately $0.06 per diluted share. In 2012, we intend to focus our incentives on both cash incentives and non-cash equity awards.

We had reserved for issuance 2,145,515 shares of Common Stock under our Amended and Restated 1999 Stock Option Plan, subject to adjustment for stock splits or similar corporate events. As of March 8, 2012, there were options outstanding to purchase an aggregate of 389,462 shares of Common Stock under such plan. No additional options will be granted under our Amended and Restated 1999 Stock Option Plan.

We had reserved for issuance 2,252,486 shares of Common Stock under our Amended and Restated Equity Participation Plan, subject to adjustment for stock splits or similar corporate events. As of March 8, 2012, there were no options outstanding under such plan. No additional options will be granted under our Amended and Restated Equity Participation Plan.

Equity-based awards for senior executives are generally made based on the executive’s position, experience and performance, prior equity-based compensation awards and competitive equity-based compensation levels. In 2011, senior executives were granted a combination of stock appreciation rights and restricted stock to supplement compensation for retention purposes.

Stock options and appreciation rights are issued with an exercise price at 100% of the fair market value on the grant date to assure that executives will receive a benefit only when the stock price increases. Stock appreciation rights granted in 2011 vest 25% per year over four years and, if not exercised, expire in seven years (or earlier in the case of termination of employment). The Compensation Committee determines the terms and conditions of stock options grants taking into account market practices and the objectives of the compensation program. Retaining key talent is a key factor for the Compensation Committee in considering the level of stock option awards and the vesting schedule.

Equity awards are typically approved by the Compensation Committee at its regularly scheduled meeting in May of each fiscal year (immediately following the Annual Meeting of Stockholders). At that meeting, the Compensation Committee also grants restricted shares having a pre-established value ($55,000 in 2011) to the re-elected non-employee independent Board members (other than the nominee of CEP III). These restricted shares are granted effective the first day of the first month immediately following the annual meeting. The CEO recommends the individual grants for all other eligible employees and presents the Compensation Committee with a schedule of proposed grants. The grant date of such awards is the first day of the first month immediately following the annual meeting. The Compensation Committee may make grants at other times during the year as it deems appropriate. All equity awards must be approved by the Compensation Committee. Our current practice is to set the exercise price at the closing price on the date of grant.

Deferred Compensation Plan

The Board of Directors adopted the Deferred Compensation Plan, an unfunded non-qualified deferred compensation arrangement, effective January 1, 2004 (amended and restated as of January 1, 2008 to comply with Internal Revenue Code Section 409A). Our designated executives may elect to defer the receipt of a portion of their annual base salary, bonus, commission and, prior to January 1, 2005, the delivery of stock option gains, to our Deferred Compensation Plan. We may also make a discretionary contribution to the Deferred Compensation Plan on behalf of certain participants. Participants are immediately fully vested in any deferrals of annual base salary, bonuses, commissions and stock option gains and generally become vested in our contributions after three years from the date such contribution is made to the plan. A participant’s account balance will also become fully vested upon the occurrence of a change in control or upon a participant’s retirement, death during employment or disability. Generally, payments under the Deferred Compensation Plan automatically commence upon a participant’s retirement, termination of employment or death during employment; however, under certain limited circumstances described in the plan, participants may receive distributions during employment. Benefits under the Deferred Compensation Plan are payable solely by us. To enable us to meet our financial commitment under the Deferred Compensation Plan, assets may be set aside in a corporate-owned vehicle. These assets are available to all our general creditors in the event of our insolvency. Participants of the Deferred Compensation Plan are our unsecured general creditors with respect to the Deferred Compensation Plan benefits.

401(k) Plan

We maintain a 401(k) plan. The plan permits eligible employees to make voluntary, pre-tax contributions to the plan up to a specified percentage of compensation, subject to applicable tax limitations. We may make a discretionary matching contribution to the plan equal to a pre-determined percentage of an employee’s voluntary, pre-tax contributions and may make an additional discretionary profit sharing contribution to the plan, subject to applicable tax limitations. Eligible employees who elect to participate in the plan are generally vested in any matching contribution after three years of service with us and fully vested at all times in their employee contributions to the plan. The plan is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, so that contributions to the plan and income earned on plan contributions are not taxable to employees until withdrawn from the plan, and so that our contributions, if any, will be deductible by us when made. Our 401(k) matching contribution to the plan was suspended during all of 2010, but was reinstated with a reduced matching contribution rate equal to 25% of the first 6% of compensation contributed to the plan by participants during each payroll period, effective January 1, 2011.

Other Benefits

Executives participate in the health and dental coverage, company-paid term life insurance, disability insurance, paid time off and paid holidays programs applicable to other employees in their locality. These benefits are designed to be competitive with overall market practices and are in place to attract and retain the necessary talent in the business.

Employment Agreements

We are party to employment agreements with each of Joseph A. Boshart and Emil Hensel, pursuant to which Mr. Boshart serves as our President and CEO and Mr. Hensel serves as our CFO. The initial term of each agreement expired on July 29, 2002. Upon expiration of such initial term, each agreement automatically renewed for a one-year term, and will continue to renew for successive one-year terms unless prior to the end of such renewal term either party has given at least 90 days prior written notice of its intention not to renew the agreement. Messrs. Boshart and Hensel currently receive annual base salaries of $523,466 and $357,706, respectively. These salaries are subject to an annual review by the Compensation Committee of the Board of Directors, and each of Messrs. Boshart and Hensel is eligible to receive an annual bonus. Messrs. Boshart and Hensel are eligible to participate in all benefit plans and fringe benefit arrangements available to our senior executives. If either executive’s employment is terminated without cause, the executive will be entitled to the greater of (x) base salary, for the balance of the renewal term, certain other benefits provided in the agreement and bonus for the fiscal year in which termination occurs or (y) one year’s base salary in effect as of the date of termination. Each of Messrs. Boshart and Hensel is subject to a two-year post-termination noncompetition covenant. However, if either executive’s employment is terminated without cause, then the noncompetition agreement will be effective only if we continue to pay the executive’s base salary, bonus and other benefits provided in the agreement for the term of the noncompetition covenant. We are permitted to terminate the noncompetition covenant, and related payments, upon 30 days’ prior written notice.

Severance/Change of Control Arrangements

In October 2003, our Board of Directors adopted an Executive Severance Policy, or the Severance Policy, which was amended as of January 1, 2008 to adopt certain changes that were intended to comply with Section 409A of the Code. The Severance Policy subsequently was amended and restated as of May 28, 2010. Pursuant to the Severance Policy, subject to executing a release, each NEO is entitled to severance payments and benefits if within 90 days prior to, or within 18 months after, a “change of control” (as defined in the Severance Policy) of the Company, such NEO was terminated without cause or incurred an “involuntary termination” (i.e. a resignation for good reason). Under the Severance Policy, all of the NEOs are entitled to receive continued base salary for a period of two years following termination, plus two times the amount of the NEO’s target bonus for the year in which a Change of Control occurs. In addition, during such periods, we would continue to make group health, life or other similar insurance plans available to such NEO and his or her dependents, and we would pay for such coverage to the extent we paid for such coverage prior to the termination of employment.

In addition, under our general severance pay policy for all of our eligible employees, if an NEO (other than Messrs. Boshart and Hensel whose arrangements are included in their respective employment agreements) is terminated without cause (as defined in our general severance pay policy) other than in connection with a change of control, the NEO, subject to executing a release, would be entitled to one week’s base salary for each full year of continuous service with us.

Additional Executive Compensation Policies

10b5-1 plans. The Compensation Committee believes that executives should be able to plan for their own financial security, including diversifying their investment portfolio. Therefore, the Compensation Committee has approved using 10b5-1 plans to facilitate the planned exercise of options and the sale of shares. These plans facilitate sales of the executives’ shares through a broker without the executive’s direct involvement in such sales, subject to minimum price thresholds, such that such sales are not subject to the executive’s access to material non-public information. All 10b5-1 plans previously held by Messrs. Hensel and Ward have terminated.

Perquisites

Our executives are not entitled to any perquisites that are not otherwise available to all of our employees. In this regard, it should be noted that we do not provide pension arrangements, post-retirement health coverage or similar benefits for our executives or employees.

Disclosure on the 2011 Say-On-Pay and Say-On-Frequency Voting Results

Stockholders Non-Binding Voting Results of Say-On-Pay

We reviewed and considered the results of stockholders voting on the most recent say-on-pay vote in determining compensation policies and decisions and how that consideration affected our executive compensation decisions and policies. A plurality of stockholders represented at the 2011 Annual Meeting of Stockholders in person or by proxy entitled to vote, affirmatively voted to adopt the Non-Binding Advisory Vote to Approve Compensation of our NEOs as included in Proposal III of our 2011 proxy statement.

Stockholders Non-Binding Voting Results of Say-On-Pay Frequency

We also reviewed and considered the results of stockholder voting of the most recent say-on-frequency vote with respect to how frequently we should seek an advisory non-binding vote on the compensation of our NEOs. Stockholders were able to indicate whether they would prefer an advisory vote on NEO compensation once every one, two or three years pursuant to Proposal IV of our 2011 proxy statement. We had asked that stockholders support a frequency period of every two years (biennial vote) for the reasons set forth in Proposal IV. A plurality of stockholders represented at the 2011 Annual Meeting of Stockholders in person or by proxy entitled to vote, affirmatively voted to adopt a one-year future non-binding advisory stockholder vote on compensation of our NEOs. Although the stockholder voting on Proposal IV in our 2011 proxy statement was non-binding, the Board and the Company have decided to adopt a one-year future non-binding advisory stockholder vote on compensation for our NEOs. The non-binding advisory vote to approve compensation of our NEOs for 2012 is contained in Proposal III of this proxy statement.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (a)	Bonus ($)	Stock Awards ($)(b)	Option Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(d)	Total ($)
Joseph A. Boshart,	2011	514,064	—	223,200	78,978	149,267	—	3,063	968,572
President and Chief	2010	508,200	—	242,700	83,025	—	—	—	833,925
Executive Officer	2009	498,427	—	599,200	431,275	—	—	6,125	1,535,027

Emil Hensel,	2011	351,295	—	186,000	65,815	102,004	—	3,563	708,677
Chief Financial	2010	347,287	—	202,250	69,188	—	—	—	618,725
Officer	2009	340,609	—	399,966	293,267	—	—	4,074	1,037,916

Vickie Anenberg,	2011	233,818	—	133,920	47,387	140,367	—	2,923	558,415
Executive Vice	2010	227,115	—	121,350	41,537	—	—	500	390,502
President of Cross	2009	224,632	—	225,000	172,510	—	—	2,839	624,981
Country Staffing

Susan E. Ball,	2011	233,665	—	111,600	39,489	46,972	—	2,921	434,647
General Counsel	2010	231,000	—	145,620	41,513	—	—	—	418,133
	2009	226,558	—	150,014	103,506	—	—	2,888	482,966

Jonathan W. Ward,	2011	297,258	—	148,800	52,652	142,601	—	840	642,151
President of	2010	291,200	—	137,530	47,048	—	—	—	475,778
Cross Country Staffing	2009	285,600	—	249,952	189,761	—	—	3,584	728,897

_______________

(a)

The 2009 reported salary excludes the following amounts for five furlough days taken by the NEOs in 2009: Anenberg -- $4,410; Ball -- $4,442; Boshart – $9,773; Hensel – $6,679; and Ward – $5,600.

(b)

Amounts in this column reflect the aggregate grant date fair value of awards of restricted stock granted under the Plan and computed in accordance with FASB Topic 718. The aggregate grant date fair value per share of restricted stock granted on June 1, 2011, June 1, 2010 and June 1, 2009 was $7.44, $8.09 and $8.56, respectively.

(c)

Amounts in this column for all grants to all officers included in the table and for all periods reflect the aggregate grant date fair value of Option Awards consisting of stock appreciation rights to be settled in stock, granted under the Plan and computed in accordance with FASB ASC 718. The aggregate grant date fair value per share of stock appreciation rights granted on June 1, 2011, June 1, 2010 and June 1, 2009 was $2.63, $2.77 and $3.45, respectively. The assumptions used in determining the grant date fair values of these restricted stock awards are set forth in note 13 to our consolidated financial statements included in our 2011 Form 10-K.

 (d)

Amounts consist of employer matching contributions to the 401(k) plan. See discussion of our matching contributions under “401(k) Plan” elsewhere in this Compensation and Discussion Analysis. In addition, includes $500 service award in 2011 for Mr. Hensel and in 2010 for Ms. Anenberg.

GRANTS OF PLAN-BASED AWARDS

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number Of Shares Of Stock	All Other Option Awards: Number Of Securities Underlying	Exercise Or Base Price Of Option Awards	Grant Date Fair Value of Stock and Options
Name (a)	Date (b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold ($)(f)	Target ($)(g)	Maximum ($)(h)	Or Units (i)	Options (j)	($/Sh) (k)	Awards($) (2)
Joseph A. Boshart	3/2/2011	85,060	340,240	667,394
	6/1/2011	—	—	—	—	—	—	30,000	30,000	7.44	302,178

Emil Hensel	3/2/2011	58,127	232,509	456,075
	6/1/2011	—	—	—	—	—	—	25,000	25,000	7.44	251,815

Vickie Anenberg	3/2/2011	36,906	147,625	310,012
	6/1/2011	—	—	—	—	—	—	18,000	18,000	7.44	181,307

Susan E. Ball	3/2/2011	26,767	107,068	231,982
	6/1/2011	—	—	—	—	—	—	15,000	15,000	7.44	151,089

Jonathan W. Ward	3/2/2011	37,494	149,975	314,948
	6/1/2011	—	—	—	—	—	—	20,000	20,000	7.44	201,452

_______________

(1)

Amounts relate to the NEOs individual annual cash incentive as described in the Compensation Discussion and Analysis contained herein. The subjective component of the plans was not included in the threshold or target columns (columns (c) and (d) but was included in the maximum column (column (e)).

(2)

Grant date fair value is calculated by multiplying the number of shares times the fair value per award. Refer to the footnotes to the Summary Compensation Table above.

OUTSTANDING EQUITY AWARDS AT 2011 YEAR-END

		Option Awards					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Marketor Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Joseph A. Boshart	04/11/2003	9,000	—	—	10.38	04/11/2013	—	—	—	—
	02/16/2005	25,000	—	—	15.60	02/16/2015	—	—	—	—
	10/01/2007	8,400	—	—	18.25	10/01/2014	—	—	—	—
	05/06/2008	6,262	2,087	—	13.02	05/06/2015	5,000	27,750	—	—
	06/01/2009	62,500	62,500	—	8.56	06/01/2016	35,000	194,250	—	—
	06/01/2010	7,500	22,500	—	8.09	06/01/2017	22,500	124,875	—	—
	06/01/2011	—	30,000	—	7.44	06/01/2018	30,000	166,500	—	—

Emil Hensel	04/11/2003	15,000	—	—	10.38	04/11/2013	—	—	—	—
	02/16/2005	23,000	—	—	15.60	02/16/2015	—	—	—	—
	10/01/2007	5,460	—	—	18.25	10/01/2014	—	—	—	—
	05/06/2008	4,071	1,356	—	13.02	05/06/2015	3,250	18,038	—	—
	06/01/2009	42,500	42,500	—	8.56	06/01/2016	23,362	129,659	—	—
	06/01/2010	6,250	18,750	—	8.09	06/01/2017	18,750	104,063	—	—
	06/01/2011	—	25,000	—	7.44	06/01/2018	25,000	138,750	—	—

Vickie Anenberg	04/11/2003	14,000	—	—	10.38	04/11/2013	—	—	—	—
	02/16/2005	21,000	—	—	15.60	02/16/2015	—	—	—	—
	10/01/2007	2,940	—	—	18.25	10/01/2014	—	—	—	—
	05/06/2008	2,349	782	—	13.02	050/6/2015	1,875	10,406	—	—
	06/01/2009	25,000	25,000	—	8.56	06/01/2016	13,142	72,938	—	—
	06/01/2010	3,750	11,250	—	8.09	06/01/2017	11,250	62,438	—	—
	06/01/2011	—	18,000	—	7.44	06/01/2018	18,000	99,900	—	—

Susan E. Ball	08/08/2002	7,500	—	—	12.31	08/08/2012	—	—	—	—
	04/11/2003	3,500	—	—	10.38	04/11/2013	—	—	—	—
	02/16/2005	20,000	—	—	15.60	02/16/2015	—	—	—	—
	10/01/2007	2,520	—	—	18.25	10/01/2014	—	—	—	—
	05/06/2008	2,192	730	—	13.02	05/06/2015	1,750	9,713	—	—
	06/01/2009	15,000	15,000	—	8.56	06/01/2016	8,762	48,629	—	—
	06/01/2010	3,750	11,250	—	8.09	06/01/2017	13,500	74,925	—	—
	06/01/2011	—	15,000	—	7.44	06/01/2018	15,000	83,250	—	—

Jonathan W. Ward	04/11/2003	12,000	—	—	10.38	04/11/2013	—	—	—	—
	02/16/2005	20,000	—	—	15.60	02/16/2015	—	—	—	—
	10/01/2007	4,200	—	—	18.25	10/01/2014	—	—	—	—
	05/06/2008	3,131	1,043	—	13.02	05/06/2015	2,500	13,875	—	—
	06/01/2009	27,500	27,500	—	8.56	06/01/2016	14,600	81,030	—	—
	06/01/2010	4,250	12,750	—	8.09	06/01/2017	12,750	70,763	—	—
	06/01/2011	—	20,000	—	7.44	06/01/2018	20,000	111,000	—	—

_______________

(1)

Awards vest in four equal installments on the anniversary of the grant date, provided that the officer continues to be employed with us through each vesting date.

(2)

Market value of shares is measured by reference to our closing stock price as of December 30, 2011 of $5.55.

OPTION EXERCISES AND STOCK VESTED IN 2011

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c) (1)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e) (2)
Joseph A. Boshart	—	—	34,230	240,831
Emil Hensel	—	—	23,930	169,045
Vickie Anenberg	—	—	13,676	96,906
Susan E. Ball	—	—	11,900	84,382
Jonathan W. Ward	—	—	16,165	113,348

_______________

(1)

Value realized represents the difference between the market price of the underlying shares at exercise and the exercise price of the options.

(2)

Value realized represents the total number of shares vested multiplied by the closing price on the vesting date.

2011 DIRECTOR COMPENSATION TABLE

The following table provides compensation information for our directors in 2011, except for Messrs. Boshart and Hensel. Compensation received by Messrs. Boshart and Hensel is included in the Summary Compensation Table. As discussed under “Director Compensation and Other Arrangements,” we do not pay cash compensation to our employee directors or directors affiliated with Charterhouse.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)(1)	Option Awards ($) (d)(1)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
W. Larry Cash	66,000	$55,000	—	—	—	—	121,000
Gale Fitzgerald	49,000	$55,000	—	—	—	—	104,000
Richard M. Mastaler	18,000	$55,000	—	—	—	—	73,000
Joseph Trunfio	55,000	$55,000	—	—	—	—	110,000

_______________

(1)

The grant date fair value of the stock awards granted in 2011 to each Director was approximately $55,000. The aggregate shares underlying option awards that were outstanding as of December 31, 2011 were: W. Larry Cash- 18,000 (all of which are exercisable within 60 days of March 8, 2012), Gale Fitzgerald - 0, Richard M. Mastaler - 0, and Joseph Trunfio -16,000 (all of which are exercisable within 60 days of March 8, 2012).

Potential Payments Upon Termination or Change in Control

The tables below describe and estimate the amounts and benefits that our NEOs would have been entitled to receive upon a change of control or a termination of their employment in certain circumstances, assuming such events occurred as of December 31, 2011 (based on the plans and arrangements in effect on such date). Where applicable, the amounts payable assume a $5.55 fair value of our Common Stock (the closing price on December 30, 2011). The estimated payments are not necessarily indicative of the actual amounts any of our NEOs would have received in such circumstances. The tables exclude (i) compensation amounts accrued through December 31, 2011 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (ii) vested account balances under our retirement plans that are generally available to all of our salaried employees. In addition, where applicable, the Cash Payment amounts include the actual amount paid to the NEOs for 2011, since the hypothetical termination or change of control date is the last day of the fiscal year for which the bonus is to be determined.

Joseph A. Boshart:

	Termination without Cause ($)(1)		Termination for Cause or Resignation ($)	Change of Control Termination without Cause or for Good Reason ($)		Change of Control without Termination ($)
Cash Payment	672,713	(2)	—	2,041,440	(8)	—
Health and Life Insurance Benefits	12,204	(2)	—	24,408	(9)	—
Acceleration of Equity Awards	—		—	513,375	(3)	513,375	(3)
Total Termination Benefits:	684,917		—	2,579,223		513,375

Emil Hensel:

	Termination without Cause ($)(1)		Termination for Cause or Resignation ($)	Change of Control Termination without Cause or for Good Reason ($)		Change of Control without Termination ($)
Cash Payment	459,710	(2)	—	1,395,056	(8)	—
Health and Life Insurance Benefits	7,864	(2)	—	15,728	(9)	—
Acceleration of Equity Awards	—		—	390,509	(3)	390,509	(3)
Total Termination Benefits:	467,574		—	1,801,293		390,509

Vickie Anenberg:

	Termination without Cause ($)(4)		Termination for Cause or Resignation ($)	Change of Control Termination without Cause or for Good Reason ($)(5)(6)		Change of Control without Termination ($)
Cash Payment	95,388	(7)	—	944,799	(8)	—
Health and Life Insurance Benefits	—		—	23,682	(9)	—
Acceleration of Equity Awards	—		—	245,682	(3)	245,682	(3)
Total Termination Benefits:	95,388		—	1,214,163		245,682

Susan E. Ball:

	Termination without Cause ($)(1)		Termination for Cause or Resignation ($)	Change of Control Termination without Cause or for Good Reason ($)(5)(6)		Change of Control without Termination ($)
Cash Payment	41,180	(7)	—	832,755	(8)	—
Health and Life Insurance Benefits	—		—	15,452	(9)	—
Acceleration of Equity Awards	41,180		—	216,517	(3)	216,517	(3)
Total Termination Benefits:				1,064,724		216,517

Jonathan W. Ward:

	Termination without Cause ($)(4)		Termination for Cause or Resignation ($)	Change of Control Termination without Cause or for Good Reason ($)(5)(6)		Change of Control without Termination ($)
Cash Payment	103,829	(7)	—	1,079,820	(8)	—
Health and Life Insurance Benefits	—		—	23,828	(9)	—
Acceleration of Equity Awards	—		—	276,668	(3)	276,668	(3)
Total Termination Benefits:	103,829		—	1,380,316		276,668

_______________

(1)

“Cause” is generally defined under Messrs. Boshart’s and Hensel’s employment agreements as: (i) fraud or dishonesty which results in the personal enrichment of the NEO or another person or entity at the expense of the Company; (ii) admission, confession or conviction of (a) any felony (other than third degree vehicular infractions) or (b) any other crime or offense involving misuse or misappropriation of money or other property; (iii) an NEO’s continued material breach of the employment agreement; or (iv) gross negligence or willful misconduct with respect to an NEO’s duties or gross misfeasance of office.”

(2)

Represents an amount equal to the sum of (i) one year base salary; (ii) the cost of one years of health and life insurance benefits under our plans and (iii) an NEO’s 2011 annual bonus, assuming that we exercised our right to subject the NEO to the non-competition covenant for one year.

(3)

Represents the value of unvested outstanding options and restricted stock that would accelerate and vest on a change in control (as defined in the Plan). In the case of options, the value is calculated by multiplying the number of shares underlying each accelerated unvested option by the difference between the per share closing price of the Common Stock on December 31, 2011 and the per share exercise price. In the case of restricted stock, the value is calculated by multiplying the number of shares of restricted stock that accelerate by the per share closing price of the Common Stock on December 30, 2011 of $5.55.

(4)

“Cause” is generally defined under our general severance pay policy as: (i) an NEO engaging in actions that are injurious to us (monetarily or otherwise) or (ii) an NEO’s conviction for any felony or any criminal violation involving dishonesty or fraud.

(5)

Under the Severance Policy “cause” is as defined under an NEO’s employment agreement with us, but if the NEO does not have an employment agreement with us that defines “cause,” then “cause” is defined termination due to an NEO’s insubordination, dishonesty, fraud, incompetence, moral turpitude, misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for us or an affiliate as determined by the Compensation Committee of the Board in its sole discretion; or (ii) in the case where there is an employment agreement, or similar agreement, in effect between us or an affiliate and the NEO at the termination date that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement that conditions “cause” on occurrence of a change of control, such definition of “cause” shall not apply until a change of control actually takes place and then only with regard to a termination thereafter. Notwithstanding the foregoing, an NEO shall be deemed to be terminated for “Cause” if the NEO: (i) breaches the terms of any agreement between the Company or an affiliate and the NEO including, without limitation, an employment agreement or non-competition agreement or (ii) discloses to anyone outside the Company or its affiliates, or uses in other than the Company’s or its affiliates’ business, without written authorization from the Company, any confidential information or proprietary information, relating to the business of the Company or its affiliates acquired by the NEO prior to the termination date.

(6)

“Good reason” (called an “involuntary termination” under the Severance Policy) is generally defined under the Severance Policy as: (i) without the Employee’s express written consent, a significant reduction of the Employee’s duties, position or responsibilities relative to the NEO’s duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the NEO from such position, duties and responsibilities, unless the NEO is provided with comparable duties, position and responsibilities; provided , however , that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity shall not constitute an “Involuntary Termination”; (ii) a reduction by the Company of the NEO’s base salary as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of employee benefits to which the NEO is entitled immediately prior to such reduction with the result that the NEO’s overall benefits package is materially reduced

(unless such reduction is applicable to all employees); or (iv) without the NEO’s express written consent, the relocation of the NEO to a facility or a location more than thirty-five (35) miles from his or her current location.

(7)

Represents one week’s base salary for each full year of continuous service with us.

(8)

Represents two times the sum of base salary plus target bonus.

(9)

Represents two years of continued health and life insurance benefits.

Director Compensation and Other Arrangements

We did not pay cash compensation to our employee director affiliated with Charterhouse in 2011. Messrs. Cash and Trunfio and Ms. Fitzgerald each received cash compensation in the amount of $2,000 per “in-person” board meeting attended and $1,000 per telephonic board meeting attended in 2011. In addition, Messrs. Cash and Trunfio and Ms. Fitzgerald each received an annual retainer of $30,000, and Mr. Mastaler received $15,000 (50% of a $30,000 annual retainer). Mr. Cash received additional cash compensation of $15,000 during 2011 for serving as Audit Committee Chair. Messrs. Cash and Trunfio and Ms. Fitzgerald also each received $1,500 per meeting of the Audit, Compensation and Nominating Committees attended.

In 2012, Messrs. Cash, Dircks, Mastaler and Trunfio and Ms. Fitzgerald will each receive cash compensation in the amount of $2,000 per “in-person” board meeting attended and $1,000 per telephonic board meeting attended. In addition, Messrs. Cash, Dircks, Mastaler and Trunfio and Ms. Fitzgerald will each receive an annual retainer of $30,000 (to be paid in equal quarterly installments). Mr. Cash will receive additional annual cash compensation of $15,000 during 2012 for serving as Audit Committee Chair (paid in equal quarterly installments). Messrs. Cash, Dircks and Trunfio and Ms. Fitzgerald will each receive $1,500 per meeting of the Audit, Compensation and Nominating and Governance Committee Meetings attended in 2012. Mr. Dircks became entitled to receive the compensation described above, effective March 1, 2012.

All directors are also reimbursed for the expenses they incur in attending meetings of the Board or Board committees.

In accordance with the Plan, Messrs. Cash, Dircks, Mastaler and Trunfio and Ms. Fitzgerald are each eligible to receive a grant of restricted shares of Common Stock as of the first day of the month following our Annual Meeting. Each such grant consists of a number of shares of restricted Common Stock equal to approximately $55,000, based on the closing price of our Common Stock on the date of grant.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

THE COMPENSATION COMMITTEE

W. Larry Cash

Thomas C. Dircks

RELATED PARTY TRANSACTIONS

On an ongoing basis, the Audit Committee reviews all “related party transactions” (those transactions that are required to be disclosed in this proxy statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

Our Director, W. Larry Cash, is a director and the Executive Vice President and Chief Financial Officer of Community Health Systems. During our fiscal year ended December 31, 2011, we provided healthcare staffing services to Community Health Systems resulting in revenues to us of $746,509.

Our Director, Joseph Trunfio, is the Chief Executive Officer and President of Atlantic Health System. During our fiscal year ended December 31, 2011, Cross Country entered into an exclusive vendor management arrangement with Atlantic Health System pursuant to which Cross Country Staffing is the sole vendor manager for certain healthcare staffing services. In 2011, this resulted in revenues to us of $1,350,668.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, including the Company’s internal controls, the quality of its financial reporting and the independence and performance of the Company’s independent registered public accounting firm. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.crosscountryhealthcare.com.

Management has the primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with U.S. generally accepted accounting principles, as well as expresses an opinion on the effectiveness of internal control over financial reporting, and discusses with us any issues they believe should be raised with us.

The Audit Committee reviewed the Company’s unaudited financial statements for each calendar quarter of 2011 as well as the Company’s audited financial statements for the 2011 fiscal year and reviewed and discussed the financial statements with management and Ernst & Young LLP (“E&Y”), the Company’s independent registered public accounting firm. Management has represented to us that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.

We have received from E&Y the written disclosures and the letter required by Rule 3526 of Public Company Accounting Oversight Board, “Communication with Audit Committee Concerning Independence” and discussed with E&Y its independence from the Company and its management. The Audit Committee also discussed with E&Y any matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

THE AUDIT COMMITTEE

W. Larry Cash
Gale Fitzgerald
Joseph Trunfio

PROPOSAL I

ELECTION OF SEVEN DIRECTORS TO THE COMPANY’S BOARD OF DIRECTORS

The election of the following seven directors to our Board of Directors to hold office until the next Annual Meeting or until their successors are duly elected and qualified:

Joseph A. Boshart

W. Larry Cash

Thomas C. Dircks

Gale Fitzgerald

Emil Hensel

Richard M. Mastaler

Joseph Trunfio

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL I.

PROPOSAL II

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the year ended December 31, 2011 was Ernst & Young LLP (“E&Y”). The Audit Committee has appointed E&Y, subject to ratification by the stockholders, to audit the financial statements of the Company for the fiscal year ending December 31, 2012. Although stockholder ratification of the Audit Committee’s appointment of E&Y is not required, the Board of Directors considers it desirable for the stockholders to ratify/endorse the selection of the independent registered public accounting firm. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. In arriving at its appointment, the Audit Committee reviewed the performance of E&Y in prior years, as well as the firm’s reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed its satisfaction with E&Y in these respects. E&Y’s fees for services rendered during the fiscal years ended December 31, 2011 and December 31, 2010 were:

	2011	2010
Audit Fees	$899,490	$876,845
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	2,400	1,995
Total	$901,890	$878,840

Audit Fees consist of the fees billed for professional services rendered for our annual financial statements and review of the financial statements included in our Form 10-Q and services that are provided in connection with statutory and regulatory filings or engagements. Audit Fees for 2011 and 2010 included three quarterly reviews for each year. This category also includes: fees for comfort letters, consents, assistance with and review of documents filed with the Commission, Section 404 attest services, work done by tax professionals in connection with the audit or quarterly review, and accounting consultations billed as audit services, as well as other accounting and financial reporting consultation and research work necessary to comply with generally accepted auditing standards.

Audit-Related Fees consist of the fees for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements and are not reported under Audit Fees.

Tax Fees consist of services rendered for tax compliance, advice and planning.

All Other Fees consist of fees for products and services other than the services reported above.

All of the fees described above were approved by the Audit Committee in advance. None of the hours expended by E&Y on the audit of our financial statements in 2011 and 2010 were performed by persons other than E&Y’s full-time, permanent employees. E&Y has audited our financial statements since the year of its establishment in 1999.

The Audit Committee has considered, and is satisfied that, the provision of the services provided by E&Y represented under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining the principal accountants’ independence.

The Audit Committee deems the ratification of the selection of E&Y as our independent registered public accounting firm to be in the best interest of the Company and its stockholders and recommends that holders of the Common Stock vote FOR Proposal II.

The affirmative vote of holders of a majority of shares represented at the Annual Meeting, in person or by proxy and entitled to vote is required for the ratification of the Audit Committee’s selection of E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Representatives of E&Y are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions asked by stockholders.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

It is the Company’s policy that the Audit Committee pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year. The Chairman of the Audit Committee has been vested with the authority to approve or pre-approve services to be provided by the independent auditors when expedition of services is necessary, provided that the Chairman reports any approval or pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee is prohibited from delegating its responsibility to pre-approve services of the independent auditor to management. None of the services of the independent auditors were approved by the Audit Committee pursuant to a waiver of the Commission’s rules regarding pre-approval.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference this Proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL II.

PROPOSAL III

NON-BINDING ADVISORY VOTE TO APPROVE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 14 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, beginning on page 22, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company’s recent and long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2012 annual general meeting of stockholders:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2012 annual general meeting of stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board of Directors has adopted a policy providing for an annual “say-on-pay” advisory votes. Unless the Board of Directors modifies its policy on the frequency of holding “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will occur in 2013.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE SUMMARY COMPENSATION TABLE AND OTHER COMPENSATION TABLES, AND ANY RELATED INFORMATION CONTAINED IN THIS PROXY STATEMENT. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

DEADLINES FOR SUBMISSION OF
PROXY PROPOSALS AND OTHER BUSINESS

Stockholder proposals intended to be included in the Proxy Statement and form of proxy for the Annual Meeting of Stockholders to be held in 2012, in addition to meeting certain eligibility requirements established by the Commission, must be in writing and received by the General Counsel at the Company’s principal executive offices on or prior to December 31, 2012. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy materials is instead a reasonable time before we begin to print and mail our proxy materials. Notice of any stockholder proposal must include various matters as prescribed by the Commission, including a clear and concise description of the proposal, and the reasons for proposing it. The proxy solicited by the Board of Directors for the 2012 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals that are considered untimely.

ANNUAL REPORT

The Company has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, or the 2011 Form 10-K with the Commission which is available free of charge through our Internet website, www.crosscountryhealthcare.com. Stockholders may obtain a printed copy of the 2011 Form 10-K by writing to our Investor Relations department at 6551 Park of Commerce Blvd. N.W., Boca Raton, Florida, 33487. In response to such request, we will furnish without charge the 2011 Form 10-K including financial statements, financial schedules and a list of exhibits. A copy of our Annual Report for the year ended December 31, 2011, which includes the 2011 Form 10-K, is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting and who request a 2011 Form 10-K be mailed to them. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

By Order of the Board of Directors,

Susan E. Ball
General Counsel and Secretary March 29, 2012

PROXY

CROSS COUNTRY HEALTHCARE, INC.
6551 Park of Commerce Boulevard, NW
Boca Raton, Florida 33487

This Proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and the Proxy Statement, dated March 29, 2012, hereby appoints Joseph A. Boshart and Thomas C. Dircks as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of Cross Country Healthcare, Inc. held of record by the undersigned on March 8, 2012, at the Annual Meeting of Stockholders to be held at 11:00 a.m. Eastern Time on Tuesday, May 8, 2012 at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036-8299 and at any adjournments or postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

CROSS COUNTRY HEALTHCARE, INC.’S BOARD OF DIRECTORS RECOMMENDS
A VOTE ‘‘FOR’’ THE FOLLOWING PROPOSALS

1.   PROPOSAL TO ELECT SEVEN DIRECTORS

FOR all nominees listed below

WITHHOLD AUTHORITY

     TERMS EXPIRING AT THE 2013

(except as marked to the contrary)    ☐

to vote for all nominees listed below ☐

     ANNUAL MEETING.

Joseph A. Boshart, Emil Hensel, W. Larry Cash, Thomas C. Dircks, Gale Fitzgerald, Richard M. Mastaler and Joseph Trunfio
INSTRUCTION: To withhold authority to vote for any individual, write that nominee’s name on the space provided below.

_____________________________________________________________________________________________

The Board of Directors recommends your vote FOR proposals 2 and 3.

2.

PROPOSAL TO APPROVE AND RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

3.

PROPOSAL TO APPROVE NON-BINDING ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2012.

☐ FOR           ☐ AGAINST           ☐ ABSTAIN

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(See reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 and 3.

Dated: ___________________________________________________, 2012

Signature

Signature
MATERIALS ELECTION

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.

☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.